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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                                 July 9, 1996
                        -----------------------------


                                 F&M BANCORP
                        -----------------------------
             (Exact name of registrant as specified in its charter)



        Maryland                             0-12638                            52-1316473
- -------------------------          ----------------------------       ------------------------------
(State of Incorporation)             (Commission File Number)            (IRS Identification No.)
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                           110 Thomas Johnson Drive
                             Frederick, MD 21702
                         ----------------------------
             (Address of Principal executive offices) (Zip Code)



                                (301) 694-4000
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                       (Registrant's telephone number)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


On July 9, 1996,  the Registrant dismissed its independent auditors, Keller
Bruner & Company, LLC ("KB") and selected Arthur Andersen LLP as its new independent auditors.

The reports of KB on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years in the period ended December 31, 1995 and the subsequent interim periods preceding such dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.

The decision to change accountants was approved by the Audit Committee of the Board of Directors after an extensive review and analysis of submitted proposals from nine accounting firms, including KB. In reaching its decision, the Audit Committee considered such factors as depth of management, range of experience, available in-house resources, and technical expertise in mergers and acquisitions, the thrift industry, taxation issues and other industry matters.

KB will be retained to perform certain activities associated with the Registrant's pending merger with Home Federal Corporation.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)   Exhibits.

               16  Letter re: Change in Certifying Accountant
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 12, 1996                  F&M BANCORP


                                     By:  /s/ Faye E. Cannon
                                         -------------------
                                         Faye E. Cannon
                                         President and Chief Executive Officer